UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 11, 2002
(Date of earliest event reported)

InterTAN, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10062	75-2130875
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

279 Bayview Drive		L4M 4W5
Barrie, Ontario, Canada (Address of principal executive offices)		(Postal Code)

Registrant’s telephone number, including area code:
(705) 728-6242

Item 5.    Other Events

At a special meeting of the Board of Directors of the Registrant (the “Board”) held October 11, 2002, the Board authorized, subject to appropriate market conditions, the repurchase of up to 1,065,000 shares of Common Stock from time to time either through open market purchases or through privately negotiated transactions at prices as are determined by the executive officer(s) of the Registrant so designated by the Board for such purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

InterTAN, Inc.

October 15, 2002	By:	/S/ JEFFREY A. LOSCH

Jeffrey A. Losch Senior Vice President Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Copy of Press Release, released on October 11, 2002, that announces, among other things, the implementation of a stock repurchase program.

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